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                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176





                                 April 17, 1997





Holmes Protection Group, Inc.
440 Ninth Avenue
New York, NY  10001-1695


         Re:  Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

         You have requested our opinion, as counsel for Holmes Protection Group, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to, among other things, an offering by the Company of an aggregate of 31,431 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the Holmes Protection Group, Inc. Amended and Restated Senior Executives' Option Plan and 2,000,000 shares of Common Stock pursuant to the Holmes Protection Group, Inc. 1996 Stock Incentive Plan.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the Registration Statement, will be legally issued, and the shares of Common Stock, when so issued, delivered and paid for, will also be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                               Very truly yours,


                               /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP